                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration
Statements on Form S-3 (No. 333-46932 and No. 333-59689) and Form S-8 (No.
333-120158, No. 333-102825, No. 333-61072, No. 333-51436, No. 333-50752 and No.
33-54423) of International Flavors & Fragrances Inc. of our reports dated March
14, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 14, 2005